EXHIBIT 99.1

LOOP INDUSTRIES ANNOUNCES IMPORTANT MILESTONE TOWARDS COMPLETING
THE PREVIOUSLY ANNOUNCED REED MANAGEMENT FINANCING PACKAGE AND PARTNERSHIP

•	SOCIETE GENERALE TO ACQUIRE 75% OF REED MANAGEMENT SAS ("REED")
•	AT CLOSING THIS WOULD SECURE FUNDING FOR REED’S PLANNED INVESTMENTS INCLUDING €35 MILLION FINANCING PACKAGE THROUGH JV PARTNERSHIP WITH LOOP

MONTREAL, QC/ACCESSWIRE/July 31, 2024 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company,” “Loop,” “we,” “us,” or “our”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today provided an update regarding the Company’s joint venture (“JV”) partnership and financing agreement with Reed. This morning, Reed and Societe Generale announced that Societe Generale has agreed to acquire 75% of Reed and provide funding for Reed initially amounting to €250 million, which can be further increased to €350 million. This transaction, which is subject to customary closing conditions including regulatory approval, would secure Reed’s funding for its planned investments, including its previously announced JV partnership for the European deployment of Loop’s technology and a tiered financing package for Loop as disclosed in the agreement between Reed and Loop announced on May 30th, 2024.

Under the terms of the agreement between Loop and Reed, Reed would provide capital as follows:

•	€10M investment in a Convertible Preferred Security to be issued by Loop, which contains a 13% PIK dividend rate and 5-year term, which may convert into Loop stock at $4.75 per share or redeemed in cash
•	€25M loan to Loop in two equal tranches – first tranche to support global deployment opportunities paid at closing and second tranche to support European deployment opportunities paid in the following 12 months with both tranches having a 13% PIK interest rate and 3-year term

The Reed announcement today is a significant step towards implementing Loop’s transaction with Reed. Loop expects to fulfill the remaining closing condition of the transaction within the timeframe for the closing of the transaction between Reed and Societe Generale. Loop is progressing well in discussions to obtain government and other financing.

To view the press release issued by Societe Generale, please click on the following link:

https://www.societegenerale.com/en/news/press-release/transition-investment-reed-acquisition-project

Julien Touati, CEO of Reed, commented saying: “We are extremely proud of this milestone in our development and look forward to continuing to cooperate with Loop in the implementation of our partnership in view of supporting Loop’s journey in the years to come”.

Daniel Solomita, Founder and CEO of Loop Industries, commented saying: “We are pleased that Societe Generale, one of Europe’s largest financial institutions, is becoming a major investor in Reed. Having Societe Generale, Reed and Julien as long-term partners with Loop will enhance our positioning for the future as we deploy our technology in India, Europe and beyond. This funding will provide the majority of the capital required for Loop’s equity commitment for the Infinite Loop™ India facility, as well as for Loop’s operating expenses prior to startup of the facility.”

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue,” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) the ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (x) our joint venture projects and our ability to recover certain expenditures in connection therewith, (xi) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xii) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xiii) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xiv) the outcome of any U.S. Securities and Exchange Commission (“SEC”) investigations or class action litigation filed against us, (xv) our ability to hire and/or retain qualified employees and consultants, (xvi) other events or circumstances over which we have little or no control, and (xvii) other factors discussed in Loop’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC and in Loop’s subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

2

For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

3